EXHIBIT 99.5

REPORT ON FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 26, 2003

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THE MADONNA CORPORATION

(Name of Small Business issuer in its charter)

                   MONTANA

                    000-32445               98-0219157

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)

    Identification No.)

3215 Mathers Avenue, West Vancouver, BC V7V 2K6

(Address of principal executive offices)

(604) 913-8355

(Registrant’s telephone number)

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Item 4.  Changes in Registrant’s Certifying Accountant

On November 15, 2003, the registrant’s independent auditors, Janet Loss, C.P.A., P.C. resigned.  There are not now, nor have there ever been any disagreements with Janet Loss, C.P.A., P.C. regarding any accounting or financial disclosure matters. A copy of the resignation letter is attached to this report as Exhibit 16:1

Amisano Hanson, Chartered Accountants has been appointed the registrant’s new independent auditor.

The registrant has not consulted with Amisano Hanson on any accounting matters prior to its engagement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADONNA CORPORATION

/S/ Inge L. E. Kerster

                        Inge L.E. Kerster, President

/S/ Lance Larsen

                                  Lance Larsen, Secretary/Treasurer

Date   May 10, 2004